As filed with the Securities and Exchange Commission on April 30, 2015

Registration No.  333-192697

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 1
to
Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MICROSEMI COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	77-0138960 (I.R.S. Employer Identification No.)

4721 Calle Carga

Camarillo, California 93012

(805) 388-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven G. Litchfield

President and Chief Executive Officer

Microsemi Communications, Inc.

4721 Calle Carga

Camarillo, California 93012

(805) 388-3700

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:

Warren T. Lazarow, Esq.

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 94025-7019

(650) 473-2600

Approximate date of commencement of proposed sale to the public: This post-effective amendment withdraws from registration all securities of Microsemi Communications, Inc. (formerly known as Vitesse Semiconductor Corporation) that remain unsold under Registration Statement No. 333-192697.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

Explanatory Note

Microsemi Communications, Inc. (formerly known as Vitesse Semiconductor Corporation) (the “Registrant”) hereby amends the Registrant’s Registration Statement on Form S-3 (File No. 333-192697) to withdraw from registration any and all securities of the Registrant registered thereunder (the “Securities”) which have not been sold pursuant to such Registration Statement.

On April 28, 2015, pursuant to the terms of the Agreement and Plan of Merger, dated as of March 17, 2015, by and among the Registrant, Microsemi Corporation (“Microsemi”), and LLIU100 Acquisition Corp., a wholly owned subsidiary of Microsemi (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and as a wholly-owned subsidiary of Microsemi.

As a result of the Merger, the Registrant has terminated any offering of the Securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any Securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all unsold Securities under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on April 30, 2015.

MICROSEMI COMMUNICATIONS, INC.

By:	/s/ John Hohener
John W. Hohener
Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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